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Exhibit 23.2

                      Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement of Safeguard Scientifics, Inc. on Form S-8 of our report dated February 2, 1999, except for Note R, as to which the date is March 29, 1999, on our audits of the consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1998 and 1997, and for the two years then ended, which report is included in the annual report of Safeguard Scientifics, Inc. on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 29, 1999